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                                                                     EXHIBIT 5.1

                      KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                            NEW YORK, NY 10022-3852

                                                                           PARIS
TEL (212) 715-9100                                        47, AVENUE HOCHE 75008
FAX (212) 715-8000                                        TEL (33-1) 44 09 46 00
                                                          FAX (33-1) 44 09 46 01

                                                                     May 5, 2004

VISHAY INTERTECHNOLOGY, INC.
63 Lincoln Highway
Malvern, Pennsylvania 19355-2120

    Re: Registration Statement on Form S-4

Ladies and Gentlemen:

    We have acted as counsel to VISHAY INTERTECHNOLOGY, INC., a Delaware corporation (the 'Company'), in connection with the preparation and filing of a Registration Statement on Form S-4 (the 'Registration Statement'), for the registration of the shares (the 'Shares') of common stock, par value $0.10 per share, of the Company issuable upon purchase by the Company of the Company's Liquid Yield Option'TM' Notes due 2021 (Zero Coupon-Subordinated) (LYONs) at the option of the holders of the LYONs.

    We have made such inquiries and reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, and we have also examined and relied, without independent investigation or verification, upon representations, statements or certificates of public officials and officers and representatives of the Company.

    Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued upon purchase of the LYONs in accordance with the terms of the LYONs and the Indenture, dated June 4, 2001, pursuant to which the LYONs were issued, and the company notice/prospectus included in the Registration Statement, will be legally issued, fully paid and non-assessable.

    We do not express any opinion with respect to any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof which are in effect.

    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption 'Legal Matters' in the company notice/prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                      Very truly yours,

                                      /s/ KRAMER LEVIN NAFTALIS & FRANKEL LLP